As filed with the Securities and Exchange Commission on November 14, 2011

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

COMPLETE GENOMICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	20-3226545
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

2071 Stierlin Court

Mountain View, CA 94043

(650) 943-2800

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Complete Genomics, Inc. 2010 Equity Incentive Award Plan

Complete Genomics, Inc. Employee Stock Purchase Plan

(Full Title of the Plan)

Clifford A. Reid, Ph.D.

Chairman, President and Chief Executive Officer

Complete Genomics, Inc.

2071 Stierlin Court

Mountain View, CA 94043

(650) 943-2800

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Alan C. Mendelson

Gregory Chin

Latham & Watkins LLP

140 Scott Drive

Menlo Park, California 94025-1008

Telephone: (650) 328-4600

Facsimile: (650) 463-2600

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐		Accelerated filer	☐

Non-accelerated filer	☒	(Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, par value $0.001 per share	1,555,357 shares	$ 4.53	$ 7,045,767.21	$807.44

(1)	Pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s common stock that become issuable under the plans set forth herein by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of the Registrant’s common stock.
(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) promulgated under the Securities Act. The offering price per share and the aggregate offering price are based upon the average of the high and low prices of the Registrant’s common stock as reported on The NASDAQ Global Market on November 9, 2011.

The chart below details the calculations of the registration fee:

Securities	Number of Shares	Offering Price Per Share	Aggregate Offering Price
Common Stock, par value $0.001 per share, reserved for future issuance under the 2010 Equity Incentive Award Plan	1,036,905	$4.53	$4,697,179.65
Common Stock, par value $0.001 per share, reserved for future issuance under the Employee Stock Purchase Plan	518,452	$4.53	$2,348,587.56
Total	1,555,357
Proposed Maximum Aggregate Offering Price			$7,045,767.21
Registration Fee			$ 807.44

EXPLANATORY NOTE

The Registration Statement on Form S-8 is being filed for the purpose of registering an additional (i) 1,036,905 shares of the Registrant’s common stock to be issued pursuant to Registrant’s 2010 Equity Incentive Award Plan and (ii) 518,452 shares of the Registrant’s common stock to be issued pursuant to the Registrant’s Employee Stock Purchase Plan for which a Registration Statement of the Registrant on Form S-8 relating to the same employee benefit plans is effective.

INCORPORATION BY REFERENCE OF CONTENTS OF REGISTRATION

STATEMENTS ON FORM S-8

The contents of the Registration Statement on Form S-8 (File No. 333-170655), filed with the Securities and Exchange Commission on November 11, 2010, are incorporated by reference herein.

EXHIBITS

Exhibit No.	Description of Exhibits

4.1	Amended and Restated Certificate of Incorporation of Complete Genomics, Inc.(1)

4.2	Amended and Restated Bylaws of Complete Genomics, Inc.(2)

4.3	Specimen Common Stock Certificate(3)

5.1	Opinion of Latham & Watkins LLP.

23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Latham & Watkins LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included in the signature page to this registration statement)

99.1	Complete Genomics, Inc., 2010 Equity Incentive Award Plan(4)

99.3	Form of Stock Option Grant Notice and Stock Option Agreement(5)

99.3	Complete Genomics, Inc., Employee Stock Purchase Plan(6)

(1)	Previously filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on November 16, 2010 (File No. 001-034939), and incorporated by reference herein.
(2)	Previously filed as Exhibit 3.4 to the Registrant’s Registration Statement on Form S-1, as amended, originally filed with the SEC on July 30, 2010 (File No. 333-168439), and incorporated by reference herein.
(3)	Previously filed as Exhibit 4.2 to the Registrant’s Registration Statement on Form S-1, as amended, originally filed with the SEC on July 30, 2010 (File No. 333-168439), and incorporated by reference herein.
(4)	Previously filed as Exhibit 10.7a to the Registrant’s Registration Statement on Form S-1, as amended, originally filed with the SEC on July 30, 2010 (File No. 333-168439), and incorporated by reference herein.
(5)	Previously filed as Exhibit 10.7b to the Registrant’s Registration Statement on Form S-1, as amended, originally filed with the SEC on July 30, 2010 (File No. 333-168439), and incorporated by reference herein.
(6)	Previously filed as Exhibit 10.15 to the Registrant’s Registration Statement on Form S-1, as amended, originally filed with the SEC on July 30, 2010 (File No. 333-168439), and incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mountain View, State of California, on this 14th day of November, 2011.

COMPLETE GENOMICS, INC.

By:	/s/ CLIFFORD A. REID
Clifford A. Reid, Ph.D.
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Clifford A. Reid, Ph.D. and Ajay Bansal, and each of them, with full power of substitution and full power to act without the other, his or her true and lawful attorney-in-fact and agent to act for him or her in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file this registration statement, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in order to effectuate the same as fully, to all intents and purposes, as they or he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Clifford A. Reid Clifford A. Reid, Ph.D.	Chairman, President and Chief Executive Officer (Principal Executive Officer)	November 14, 2011

/s/ Ajay Bansal Ajay Bansal	Chief Financial Officer (Principal Financial and Accounting Officer)	November 14, 2011

/s/ Alexander E. Barkas Alexander E. Barkas, Ph.D	Director	November 14, 2011

/s/ C. Thomas Caskey C. Thomas Caskey, M.D.	Director	November 14, 2011

/s/ Carl L. Gordon Carl L. Gordon, Ph.D., CFA	Director	November 14, 2011

/s/ Andrew E. Senyei Andrew E. Senyei, M.D.	Director	November 14, 2011

/s/ Lewis J. Shuster Lewis J. Schuster	Director	November 14, 2011

/s/ Charles P. Waite Charles P. Waite, Jr.	Director	November 14, 2011

/s/ Robert T. Wall Robert T. Wall	Director	November 14, 2011

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